Exhibit 10.3

FIRST POTOMAC REALTY INVESTMENT LIMITED PARTNERSHIP

7600 Wisconsin Avenue, 11th Floor

Bethesda, Maryland 20814

Dated as of: May 10, 2012

KeyBank National Association,

as Administrative Agent

127 Public Square

Cleveland, OH 44114

Attention: John C. Scott

Re: Amendment No. 6 to Secured Term Loan Agreement

Ladies and Gentlemen:

We refer to the Secured Term Loan Agreement dated as of August 7, 2007 (as amended and in effect from time to time, the “Credit Agreement”), by and among FIRST POTOMAC REALTY INVESTMENT LIMITED PARTNERSHIP, a Delaware limited partnership (the “Borrower”), KEYBANK NATIONAL ASSOCIATION and the other lending institutions which are parties thereto (individually, a “Lender” and collectively, the “Lenders”), KEYBANK NATIONAL ASSOCIATION, as administrative agent for itself and each other Lender (the “Agent”). Capitalized terms used in this letter of agreement (this “Amendment”) which are not defined herein, but which are defined in the Credit Agreement, shall have the same meanings herein as therein, as the context so requires.

We have requested that the Lenders: (i) amend the Credit Agreement to, among other things, (a) modify the definitions of Consolidated EBITDA, Consolidated Gross Asset Value, Consolidated Total Indebtedness, Consolidated Total Interest Expense and Core FFO, (b) temporarily modify the covenant relating to the ratio of Consolidated Total Indebtedness to Consolidated Gross Asset Value set forth in §10.1, (c) temporarily modify the covenant relating to Consolidated Debt Yield set forth in §10.2, (d) modify the covenant relating to Consolidated Tangible Net Worth set forth in §10.4, (e) temporarily modify the covenant relating to ratio of Consolidated Borrowing Base Indebtedness to the Value of Borrowing Properties set forth in §10.5, (f) clarify the financial attributes of Partially-Owned Entities in the calculation of financial covenants, and (g) make certain other amendments to the Credit Agreement as set forth herein; and (ii) waive certain potential Defaults or Events of Default that may have occurred with respect to periods ending prior to the date of this Amendment and grant certain other waivers as set forth herein, and you have advised us that the Lenders are prepared to make the amendments and grant the waivers as set forth herein, including to reflect the foregoing as requested by us, on the terms and conditions set forth herein, including, without limitation, that we join in this Amendment.

Accordingly, in consideration of these premises, the promises, mutual covenants and agreements contained in this Amendment, and fully intending to be legally bound by this Amendment, we hereby agree as follows:

ARTICLE I

AMENDMENTS TO CREDIT AGREEMENT

Effective as of May 10, 2012 (the “Amendment No. 6 Effective Date”), and subject to the fulfillment of the conditions contained in Article II of this Amendment, the Credit Agreement is hereby amended in each of the following respects:

1. Definitions. §1.1 of the Credit Agreement is amended as follows:

(a) Intentionally Omitted.

(b) The definition of “Adjusted Net Operating Income” is amended by inserting the following new sentence at the end thereof:

“Notwithstanding anything to the contrary contained herein, in calculating Adjusted Net Operating income for the purposes of determining compliance with the covenant set forth in §10.6 (Borrowing Base Pool Debt Service Coverage Ratio), the Net Operating Income attributable to any Eligible Borrowing Base Property sold, transferred or otherwise removed from the Borrowing Base Pool during the applicable period shall be excluded from the calculation of Adjusted Net Operating Income, and the Net Operating Income attributable to any Eligible Borrowing Base Property added to the Borrowing Base Pool during the applicable period shall be included on a pro forma basis, acceptable to the Agent, as if such Eligible Borrowing Base Property had been part of the Borrowing Base Pool for the entire applicable period.”

(c) The following new definitions are inserted after the definition of “Amendment No. 5 Effective Date” and before the definition of “Applicable Base Rate Margin”:

“Amendment No. 6. The Amendment No. 6 to this Agreement dated as of May 10, 2012 by and among the Borrower, the Agent and the Lenders.

Amendment No. 6 Effective Date. May 10, 2012.

Amendment No. 6 Schedule Delivery Date. May 18, 2012”

(d) The definition of “Borrowing Base Pool Capital Reserve” is amended by inserting after the phrase, “Eligible Borrowing Base Properties”, and before the phrase, “on such date”, the following phrase: “included in the Borrowing Base Pool”

(e) The definition of “Capital Reserve” is amended by inserting after the phrase, “Real Estate Assets”, and before the word, “during”, the following phrase: “(excluding the square footage of any portion of any Real Estate Asset that is under development or redevelopment)”.

(f) The definition of “Cash and Cash Equivalents” is deleted in its entirety and the following is substituted in lieu thereof:

“Cash and Cash Equivalents. As of any date of determination, the sum of (a) the aggregate amount of unrestricted cash then actually held by the Borrower or any of its Subsidiaries and (b) the aggregate amount of unrestricted cash equivalents (valued at fair market value) then held by the Borrower or any of its Subsidiaries. As used in this definition, (i) “unrestricted” means the specified asset is not subject to any Liens in favor of any Person, and (ii) “cash equivalents” means that such asset has a liquid, par value in cash and is convertible to cash on demand. Notwithstanding anything contained herein or in the Unsecured Revolver Agreement to the contrary, the term Cash and Cash Equivalents shall not include the commitments of any lenders to make loans or to make any other extension of credit under the Unsecured Revolver Agreement.”

(g) Intentionally Omitted.

(h) The definition of “Consolidated Debt Yield” is amended by deleting the word, “annualized”, where the same appears in the third line thereof, and substituting “multiplied by four (4),” in lieu thereof.

(i) The definition of “Consolidated EBITDA” is deleted in its entirety and the following is substituted in lieu thereof:

“Consolidated EBITDA. In relation to the Borrower, the Trust and their respective Subsidiaries for any applicable period, an amount equal to, without double-counting, the net income or loss of the Borrower, the Trust and their respective Subsidiaries determined in accordance with GAAP (before minority interests and excluding the adjustment of rent to straight-line rent) for such period, calculated without regard to gains or losses on early retirement of debt or debt restructuring, debt modification charges, and prepayment premiums (including, without limitation, any prepayment or make-whole premiums payable in connection with the prepayment of the Senior Notes), plus (x) the following to the extent deducted in computing such net income or loss for such period: (i) Consolidated Total Interest Expense for such period, (ii) losses attributable to the sale or other disposition of assets or debt restructurings in such period, (iii) real estate depreciation and amortization for such period, (iv) acquisition costs related to the acquisition of Real Estate Assets or the acquisition or origination of Structured Finance Investments that were capitalized prior to FAS 141-R which do not represent a recurring cash item in such period or in any future period and (v) other non-cash charges for such period; and minus (y) all gains attributable to the sale or other disposition of assets in such period. The Borrower’s, the Trust’s, and any Subsidiary’s Pro Rata Share of the items comprising Consolidated EBITDA of any Partially-Owned Entity will be included in Consolidated EBITDA, calculated in a manner consistent with the above described treatment for the Borrower, the Trust and their respective Subsidiaries”.

(j) The definition of “Consolidated Fixed Charges” is deleted in its entirety and the following is substituted in lieu thereof:

“Consolidated Fixed Charges. For any applicable period, an amount equal to the sum of (i) Consolidated Total Interest Expense for such period plus (ii) the aggregate amount of scheduled principal payments of Indebtedness (excluding balloon payments at maturity) required to be made during such period by the Borrower, the Trust and their respective Subsidiaries on a Consolidated basis plus (iii) the dividends and distributions, if any, paid or required to be paid during such period on the Preferred Equity, if any, of the Borrower, the Trust and their respective Subsidiaries (other than dividends paid in the form of capital stock), in the case of clauses (i) and (ii), adjusted to include the Borrower’s, the Trust’s or any Subsidiary’s Pro Rata Share of the foregoing items of any Partially-Owned Entity in such period.”

(k) The definition of “Consolidated Gross Asset Value” is deleted in its entirety and the following is substituted in lieu thereof:

“Consolidated Gross Asset Value. As of any date of determination, an amount equal to, without double-counting, the sum of (i) for all Stabilized Real Estate Assets, the aggregate of the following amount determined for each such asset, (x) the Net Operating Income of each Stabilized Real Estate Asset for the most recently ended fiscal quarter, multiplied by (y) 4, with the product thereof being divided by (z) the applicable Capitalization Rate; plus (ii) an amount equal to the aggregate Cost Basis Value of Real Estate Assets Under Development on such date, plus (iii) the Cost Basis Value of Land on such date, plus (iv) an amount equal to the aggregate Cost Basis Value of Value-Add Real Estate Assets on such date, plus (v) the Structured Finance Investments Value on such date, plus (vi) the value of Cash and Cash Equivalents on such date, as determined in accordance with GAAP and approved by the Agent, with Consolidated Gross Asset Value being adjusted to include, without double-counting any amounts included in the Structured Finance Investments Value, the Borrower’s, the Trust’s or any Subsidiary’s Pro Rata Share of (I) Net Operating Income (and the items comprising Net Operating Income) of each Stabilized Real Estate Asset owned by any Partially-Owned Entity in such period, (II) the Cost Basis Value of each Real Estate Asset Under Development, Land, or Value-Add Real Estate Asset owned by any Partially-Owned Entity on such date, and (III) the value of Cash and Cash Equivalents owned by any Partially-Owned Entity on such date. Notwithstanding anything to the contrary contained in this Agreement, in determining Consolidated Gross Asset Value for any fiscal quarter, (A) if the Net Operating Income for any Stabilized Real Estate Asset is less than zero for such fiscal quarter, the Net Operating Income included for such fiscal quarter in respect of such Stabilized Real Estate Asset shall be deemed to be zero, (B) Net Operating Income from Real Estate Assets acquired by the Borrower, the Trust, any Subsidiary or any Partially-Owned Entity during the most recently ended fiscal quarter and the immediately preceding fiscal quarter shall be excluded, and such acquired Real Estate Assets shall be included at their Cost Basis Value (or, in the case of any Real Estate Assets acquired by a Partially-Owned Entity, the amount of the Borrower’s, the Trust’s or any Subsidiary’s Pro Rata Share of Cost Basis Value of such Real Estate Assets), and (C) Net Operating Income from Real Estate Assets sold or otherwise transferred by the Borrower, the Trust, any Subsidiary or any Partially-Owned Entity during the most recently ended fiscal quarter shall be excluded.”

(l) The definition of “Consolidated Tangible Net Worth” is amended by inserting the following after the phrase, “Borrower and its Subsidiaries”, and before the phrase, “at such date”, where the same appear in the second line thereof: “and any Partially-Owned Entities”.

(m) The definition of “Consolidated Total Indebtedness” is deleted in its entirety and the following is substituted in lieu thereof:

“Consolidated Total Indebtedness. As of any date of determination, Consolidated Total Indebtedness means the sum of all Indebtedness of the Borrower, the Trust and their respective Subsidiaries, determined on a consolidated basis.”

(n) The definition of “Consolidated Total Interest Expense” is deleted in its entirety the following is substituted in lieu thereof:

“Consolidated Total Interest Expense. For any applicable period, the aggregate amount of interest required in accordance with GAAP to be paid, accrued, expensed or, to the extent it could be a cash expense in the applicable period, capitalized (but excluding any deferred financing costs and calculated without taking into account gains or losses on early retirement of debt, debt modification charges, and prepayment premiums, including, without limitation, any prepayment or make-whole premiums payable in connection with the prepayment of the Senior Notes), without double-counting, by the Borrower, the Trust and their respective Subsidiaries during such period on: (i) all Indebtedness of the Borrower, the Trust and their respective Subsidiaries (including the Loan, obligations under Capitalized Leases (to the extent Consolidated EBITDA has not been reduced by such Capitalized Lease obligations in the applicable period) and any subordinated Indebtedness and including original issue discount and amortization of prepaid interest, if any, but excluding any Distribution on Preferred Equity), (ii) all amounts available for borrowing, or for drawing under letters of credit (including the Letters of Credit issued pursuant to (and as defined in) the Unsecured Revolver Agreement), if any, issued for the account of the Borrower, the Trust or any of their respective Subsidiaries, but only if such interest was or is required to be reflected as an item of expense, and (iii) all commitment fees, agency fees, facility fees, balance deficiency fees and similar fees and expenses (but, in each case and without duplication, excluding any such fees and expenses constituting deferred financing costs) in connection with the borrowing of money, in each case adjusted to include the Borrower’s, the Trust’s or any Subsidiary’s Pro Rata Share of the foregoing items of any Partially-Owned Entity in such period.”

(o) The definition of “Core FFO” is deleted in its entirety and the following is substituted in lieu thereof:

“Core FFO. For any applicable period, with respect to the Borrower and its Subsidiaries, consolidated “funds from operations”, calculated without regard to acquisition costs, gains or losses on early retirement of debt, debt modification charges, prepayment premiums (including, without limitation, any prepayment or make-whole premiums payable in connection with the prepayment of the Senior Notes), contingent consideration and impairment charges, as adjusted to include the Borrower’s or any Subsidiary’s Pro Rata Share of the foregoing items of any Partially-Owned Entity in such period.”

(p) The definition of “Distribution” is amended by inserting after the phrase, “(other than dividends payable solely in shares or other Equity Interests by the Borrower, as applicable)”, and before the semicolon where the same appear in the fourth and fifth lines of clause (i) thereof, the following: “, including, without limitation, the purchase, redemption, or other retirement of any units of any Equity Interests of the Borrower or a Subsidiary Guarantor”.

(q) The definition of “Implied Debt Service” is deleted in its entirety and the following is substituted in lieu thereof:

“Implied Debt Service. As at any date of determination, an amount equal to (a) the amount of Consolidated Borrowing Base Indebtedness outstanding on such date multiplied by (b) the Mortgage Constant.”

(r) The definition of “Indebtedness” is deleted in its entirety and the following is substituted in lieu thereof:

“Indebtedness. With respect to a Person, as of any date of determination, all of the following (without duplication): (a) all obligations of such Person in respect of money borrowed, whether direct or indirect, including, without limitation, all Obligations; (b) all obligations of such Person (other than trade debt incurred in the ordinary course of business), whether or not for money borrowed (i) represented by notes payable, or drafts accepted, in each case representing extensions of credit (but only to the extent of any outstanding balance), (ii) evidenced by bonds, debentures, notes or similar instruments, or (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property; (c) any obligations under any Capitalized Lease (but excluding obligations under operating leases or ground leases) of such Person, the amount of which as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date; (d) all net obligations under any Swap Contract not entered into as a hedge against existing Indebtedness; (e) all obligations of such Person or any other Person secured by any Lien or other encumbrance existing on property of such Person; (f) all reimbursement obligations of such Person under or in respect of any letters of credit (including the Letters of Credit issued pursuant to (and as defined in) the Unsecured Revolver Agreement) or acceptances (whether or not the same have been presented for payment); (g) all obligations of such Person in respect of “off-balance sheet arrangements” (as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities Act of 1933, as amended from time to time) which such Person would be required to disclose to the SEC; (h) all obligations of such Person in respect of any purchase obligation, repurchase obligation, takeout commitment or forward equity commitment, in each case evidenced by a binding agreement (excluding any such obligation under this clause (h) to the extent (1) the obligation can be satisfied by the issuance of Equity Interests or (2) the amount of such Person’s liability therefor or in connection therewith is limited exclusively to the amount of any associated deposit given by such Person (in which case, such deposit shall be treated as unsecured Indebtedness and not as an asset and any obligations in excess of such deposit shall not be included in Indebtedness); (i) all obligations in the nature of those described in clauses (a)-(h) above of other Persons that such Person is, or has agreed to be, liable by way of guaranty, indemnity for borrowed money, stop-loss agreement or the like; and (j) without duplication, such Person’s Pro Rata Share of all obligations in the nature of those described in clauses (a)-(i) above of any Partially-Owned Entity. For the purposes hereof, the amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.”

(s) The definition of “Land” is amended by inserting after the word, “Borrower”, and before the period where the same appear therein, the following: “, any of its Subsidiaries or any Partially-Owned Entity”.

(t) The term “Loan Documents”, wherever used in the Credit Agreement or any of the other Loan Documents, shall be deemed to also mean and include Amendment No. 6.

(u) The definition of “Mortgage Constant” is deleted in its entirety and the following is substituted in lieu thereof:

“Mortgage Constant. As of any date of determination, the ratio of (a) the annual amount of payments of principal and interest on an amortizing mortgage loan as of such date based on (i) an interest rate equal to the greater of (x) the then 10-year treasury rate plus 1.50% and (y) 7.00%, and (ii) a 30-year mortgage-style amortization schedule to (b) the outstanding principal balance of such amortizing mortgage loan as of such date.”

(v) The definition of “Net Operating Income” is amended by deleting the phrase, “(except that any rent leveling adjustments shall be excluded from rental income)”, where it appears in the last line thereof and substituting the following in lieu thereof: “(adjusted to exclude the adjustment of rent to straight-line rent)”.

(w) Intentionally Omitted.

(x) The following new definition is inserted after “Property Level Loan Documents” and before “Protected Interest Rate Agreement”:

“Pro Rata Share. (a) With respect to any item relating to asset value, income or the like of any Partially-Owned Entity, the Trust’s the Borrower’s or any Subsidiary’s direct or indirect percentage ownership interest in such Partially-Owned Entity, and (b) with respect to any Indebtedness or other liability or obligation of any Partially-Owned Entity, (i) the Borrower’s, the Trust’s or any Subsidiary’s percentage ownership interest in such Partially-Owned Entity, or (ii) such other amount as to which the Borrower, the Trust or such Subsidiary is or has agreed to be liable by way of guaranty, indemnity for borrowed money, stop-loss agreement or other agreement.”

(y) Intentionally Omitted.

(z) The definition of “Real Estate Assets” is amended by deleting the phrase, “the Borrower or any of its Subsidiaries”, where it appears in the second line thereof and substituting the following in lieu thereof: “the Borrower, any of its Subsidiaries or any Partially-Owned Entity”.

(aa) The definition of “Real Estate Asset Under Development” is amended by deleting the phrase, “(a) the one-year anniversary date of the development or redevelopment completion”, where it appears in the third and fourth lines thereof and substituting the following in lieu thereof: “(a) the one-year anniversary date of the substantial completion (as such term is customarily used in the real estate industry) of such development or redevelopment”.

(bb) Intentionally Omitted.

(cc) The following new definition is inserted after the definition of “Secured Indebtedness” and before the definition of “Stabilized Real Estate Assets”:

“Senior Notes. Collectively, (i) FPLP’s Senior Notes, Series A, due June 15, 2013, and (ii) FPLP’s Senior Notes, Series B, due June 15, 2016.”

(dd) The definition of “Structured Finance Investments” is deleted in its entirety and the following is substituted in lieu thereof:

“Structured Finance Investments. Collectively, Investments by a Borrower or one of its Subsidiaries directly or indirectly in (i) Mortgage Notes, (ii) mezzanine loans evidenced by promissory notes in which the Borrower holds a direct interest as payee, to entities that hold direct or indirect interests in DC Office Properties, (iii) Investments in preferred equity (including preferred limited partnership interests) in entities owning DC Office Properties and (iv) that certain Twenty-Five Million Dollar ($25,000,000) loan to Douglas and Norman Jemal, secured by forty-nine percent (49%) of their interest in the sole member of the owner of that certain real property located at 950 F. Street NW, Washington, DC.”

(ee) Intentionally Omitted.

(ff) Intentionally Omitted.

(gg) Intentionally Omitted.

(hh) Intentionally Omitted.

(ii) Intentionally Omitted.

(jj) The definition of “Value of Eligible Borrowing Base Properties” is deleted in its entirety and the following is substituted in lieu thereof:

“Value of Eligible Borrowing Base Properties. At any date of determination, with respect to the Eligible Borrowing Base Properties that are a part of the Borrowing Base Pool, an amount equal to, without double-counting, the sum of (i) for all Stabilized Real Estate Assets, the aggregate of the following amount determined for each such asset, (x) the Net Operating Income for the most recently ended fiscal quarter of each Eligible Borrowing Base Property that is a Stabilized Real Estate Asset, multiplied by (y) 4, with the product thereof being divided by (z) the applicable Capitalization Rate, plus, (ii) an amount equal to the aggregate Cost Basis Value of all Eligible Borrowing Base Properties that are Value-Add Real Estate Assets, plus (iii) the aggregate Cost Basis Value of all Eligible Borrowing Base Properties acquired and added to the Borrowing Base Pool during the most recently ended fiscal quarter and the immediately preceding fiscal quarter, provided that (a) the Net Operating Income attributable to any Eligible Borrowing Base Property sold, transferred or otherwise removed from the Borrowing Base Pool during the applicable period shall be excluded from the calculation of the Value of Eligible Borrowing Base Properties and (b) the Net Operating Income of Eligible Borrowing Base Properties included at their Cost Basis Value shall be excluded. Notwithstanding anything to the contrary contained in this Agreement, if the Net Operating Income for any Stabilized Real Estate Asset is less than zero for any fiscal quarter, the Net Operating Income included in the calculation of Value of Borrowing Base Properties for such fiscal quarter in respect of such Stabilized Real Estate Asset shall be deemed to be zero.”

2. Financial Attributes of Partially-Owned Entities. The following new §§1.4 and 1.5 are inserted immediately after §1.3 of the Credit Agreement:

“§1.4 Financial Attributes of Partially-Owned Entities. Notwithstanding anything to the contrary contained in this Agreement, when determining compliance by the Borrower, the Trust and their respective Subsidiaries with any financial covenant or negative covenant contained in this Agreement, including, without limitation, when calculating any element of any financial covenant, only the Borrower’s, the Trust’s, or any Subsidiary’s Pro Rata Share of any item attributable to any Partially-Owned Entity or any Real Estate Asset owned by any Partially-Owned Entity shall be included.

§1.5 Unsecured Revolver and 2011 Term Loan. “Notwithstanding anything to the contrary contained in this Agreement, the Unsecured Revolver and the 2011 Term Loan shall be treated for all purposes hereunder as unsecured Indebtedness.”

3. Title to Properties; Leases; Eligible Borrowing Base Properties in the Borrowing Base Pool. §7.3 is amended by inserting the following new clause (d) immediately after clause (c) thereof:

“(d) Schedule 1B attached hereto accurately sets forth, as of the Amendment No. 6 Schedule Delivery Date, the name by which each Eligible Borrowing Base Property that is included in the Borrowing Base Pool is commonly known, the street address of each such Eligible Borrowing Base Property, the town or city, county and state in which each such Eligible Borrowing Base Property is located, and indicating the Person, whether the Borrower or a Subsidiary Guarantor, that is the fee owner of each such Eligible Borrowing Base Property.”

4. Litigation. §7.7 is amended by deleting the phrase “, or result in any substantial liability not fully covered by insurance, or for which adequate reserves are not maintained, as reflected in the applicable consolidated financial statements or SEC filings of the Borrower and the Trust” where it appears therein.

5. Financial Statements; Certificates and Information. §8.4(i) is amended by adding the following new sentence at the end thereof:

“Notwithstanding the foregoing, with respect to the Form 10-Q of the Trust for the quarter ended March 31, 2012, the Borrower and the Trust may deliver such Form 10-Q to the Agent not later than July 15, 2012.”

6. Financial Statements; Certificates and Information. §8.4 is further amended by adding the following new paragraph after clause (l) thereof:

“Notwithstanding anything to the contrary contained herein, including, without limitation, the terms of §§8.4(b) and 8.4(e), the financial statements and associated compliance certifications delivered to the Agent and the Lenders on or about the Amendment No. 6 Effective Date in connection with Amendment No. 6 for the fiscal quarter ended March 31, 2012 prior to the filing of the Form 10-Q of the Trust for such fiscal quarter shall be deemed to be preliminary financial statements and the Borrower and the Trust represent and warrant, with respect to those preliminary financial statements only, that, to the best knowledge of their respective principal financial officers and principal accounting officers, the information contained in such preliminary financial statements is complete and correct in all material respects and fairly presents, in all material respects, in accordance with GAAP consistently applied throughout the period to which it applies, the financial position of the Trust and its Subsidiaries on the date thereof and that such preliminary financial statements were prepared in good faith (it being acknowledged that (i) such preliminary March 31, 2012 financial statements and associated compliance certificate shall satisfy the requirements of §§8.4(b) and 8.4(e) for the fiscal quarter ended March 31, 2012 until July 15, 2012 (or if earlier, until the date upon which the Trust files its Form 10-Q for the fiscal quarter ended March 31, 2012 with the SEC) and (ii) the information contained in the financial statements of the Trust and its Subsidiaries contained in the Form 10-Q of the Trust for the fiscal quarter ended March 31, 2012 shall be complete and correct in all material respects and fairly present, in accordance with GAAP consistently applied throughout the period to which it applies, the financial position of the Trust and its Subsidiaries as of such date and the Borrower and the Trust shall be deemed to have made such representation and warranty to the Agent and the Lenders hereunder upon the filing of such Form 10-Q with the SEC).”

7. Repayment of Senior Notes. The following new §§8.22 and 8.23 are hereby inserted immediately after §8.21 of the Credit Agreement:

“§8.22 Intentionally Omitted.

§8.23 Repayment of Senior Notes. FPLP shall (i) within 2 Business Days after the Amendment No. 6 Effective Date, provide written notice under the Senior Notes of its election to voluntarily repay the Senior Notes in full in accordance with the terms thereof, and (ii) repay in full in cash all of the Senior Notes (including, without limitation, all principal, interest and premium or make-whole amount owing thereunder) on or before the date that is no later than 35 days after the Amendment No. 6 Effective Date.”

8. Restrictions on Indebtedness. §9.1 is amended as follows:

(a) by deleting “$1,000,000”, where the same appears in the fourth line of clause (g) thereof and substituting $7,500,000 in lieu thereof; and

(b) by deleting the phrase, “capital assets”, where the same appears in the second line of clause (h) thereof and substituting “fixed assets (as defined by GAAP)” in lieu thereof.

9. Restrictions on Investments. §9.3 is amended as follows:

(a) by deleting clause (e) thereof in its entirety and substituting the following in lieu thereof:

“other Investments hereafter made in connection with the acquisition and development of Investment Permitted Properties by the Borrower or any Wholly-Owned Subsidiary of the Borrower, provided that the aggregate amounts actually invested by Borrower (or if not invested directly by Borrower, actually invested by an Affiliate of the Borrower for which the

Borrower has any funding obligation) and such Wholly-Owned Subsidiary at any time in Real Estate Assets Under Development will not exceed (a) fifteen percent (15%) of the Consolidated Gross Asset Value at the time of any such Investment during each fiscal quarter ending on or after March 31, 2012 through the fiscal quarter ending June 30, 2013, the calculation of such Investments in Real Estate Assets Under Development during such period to include, without limitation, the aggregate amount of all budgeted costs, including all soft and hard costs, to complete the development or redevelopment of each Real Estate Asset Under Development, including but not limited to, land, an interest reserve during construction, an operating deficit reserve, tenant improvements, leasing costs, and infrastructure costs, and (b) twenty percent (20%) of the Consolidated Gross Asset Value at the time of any such Investment during each fiscal quarter ending on or after September 30, 2013, the calculation of such Investments in Real Estate Assets Under Development during such period to include, without limitation, the aggregate amount of the costs described in the preceding clause (a) actually incurred for the development or redevelopment of each Real Estate Asset Under Development; and Investments in raw land intended to be developed by the Borrower or any Wholly-Owned Subsidiary of the Borrower for use as an Investment Permitted Property, provided that the aggregate amounts actually invested by Borrower (or if not invested directly by Borrower, actually invested by an Affiliate of the Borrower for which the Borrower has any funding obligation) and such Wholly-Owned Subsidiary at any time in raw land will not exceed five percent (5%) of the Consolidated Gross Asset Value at the time of any such Investment;”;

(b) by deleting clause (h) thereof in its entirety and substituting the following in lieu thereof:

“Investments by the Borrower in Structured Finance Investments, provided that the aggregate investments in such Structured Finance Investments shall not exceed (i) at the time of any such Investment during each fiscal quarter ending on or after March 31, 2012 through the fiscal quarter ending June 30, 2013, five percent (5%) of the Consolidated Gross Asset Value, and (ii) at the time of any such Investment during each fiscal quarter ending on or after September 30, 2013, ten percent (10%) of the Consolidated Gross Asset Value, and further provided that with respect to any such Investment in mezzanine loans or preferred equity, the documents governing the terms of such Investments shall be delivered to the Agent promptly upon the Agent’s request therefor;”; and

(c) by deleting the second to last paragraph thereof in its entirety and substituting the following in lieu thereof:

“In no event shall the aggregate of Investments made pursuant to subclauses (e), (f)(ii) and (h) above exceed (x) at any time during each fiscal quarter ending on or after March 31, 2012 through the fiscal quarter ending June 30, 2013, twenty-five percent (25%) of Consolidated Gross Asset Value, and (y) at any time during each fiscal quarter ending on or after September 30, 2013, thirty percent (30%) of Consolidated Gross Asset Value.”

10. Consolidated Total Leverage Ratio. §10.1 is deleted in its entirety and the following is substituted in lieu thereof:

“§10.1 Consolidated Total Leverage Ratio. At all times, (i) for each fiscal quarter ending on or after March 31, 2012 through the fiscal quarter ending December 31, 2012, Consolidated Total Indebtedness shall not exceed sixty-five percent (65%) of Consolidated Gross Asset Value as of the last day of such fiscal quarter, (ii) for each fiscal quarter ending on or after March 31, 2013 through the fiscal quarter ending June 30, 2013, Consolidated Total Indebtedness shall not exceed sixty-two and one half of one percent (62.5%) of Consolidated Gross Asset Value as of the last day of such fiscal quarter, and (iii) for each fiscal quarter ending on or after September 30, 2013, Consolidated Total Indebtedness shall not exceed sixty percent (60%) of Consolidated Gross Asset Value as of the last day of such fiscal quarter. This covenant shall be tested quarterly as of the last day of the applicable quarter.”

11. Consolidated Debt Yield. §10.2 is deleted in its entirety and the following is substituted in lieu thereof:

“§10.2 Consolidated Debt Yield. At all times, as tested at the end of each fiscal quarter, (i) for each fiscal quarter ending on or after March 31, 2012 through the fiscal quarter ending December 31, 2012, the Consolidated Debt Yield shall not be less than ten percent (10%), (ii) for each fiscal quarter ending on or after March 31, 2013 through the fiscal quarter ending June 30, 2013, the Consolidated Debt Yield shall not be less than ten and one half of one percent (10.5%), and (iii) for each fiscal quarter ending on or after September 30, 2013, the Consolidated Debt Yield shall not be less than eleven percent (11%).”

12. Net Worth. §10.4 of the Credit Agreement is amended by deleting “$690,289,992” where it appears in the third line thereof and substituting “$650,000,000” in lieu thereof.

13. Borrowing Base Pool Leverage. §10.5 is deleted in its entirety and the following is substituted in lieu thereof:

“§10.5 Borrowing Base Pool Leverage. At all times, as tested at the end of each fiscal quarter and any other date of measurement, (i) for each fiscal quarter ending on or after March 31, 2012 through the fiscal quarter ending December 31, 2012, Consolidated Borrowing Base Indebtedness shall not exceed sixty-five percent (65%) of the aggregate Value of Eligible Borrowing Base Properties on the last day of such fiscal quarter, (ii) for each fiscal quarter ending on or after March 31, 2013 through the fiscal quarter ending June 30, 2013, Consolidated Borrowing Base Indebtedness shall not exceed sixty-two and one half of one percent (62.5%) of the aggregate Value of Eligible Borrowing Base Properties on the last day of such fiscal quarter, and (iii) for each fiscal quarter ending on or after September 30, 2013, Consolidated Borrowing Base Indebtedness shall not exceed sixty percent (60%) of the aggregate Value of Eligible Borrowing Base Properties on the last day of such fiscal quarter.”

14. Borrowing Base Pool Debt Service Coverage Ratio. §10.6 is amended by deleting the phrase, “(ii) Implied Debt Service for the applicable quarter, annualized”, in its entirety where it appears therein and substituting the following in lieu thereof: “(ii) Implied Debt Service as at the end of such quarter” in lieu thereof.

15. Events of Default. Clause (c) of §14.1 is amended by inserting “§8.23;” after “§8.21” and before “§9;” where the same appear in the last line thereof.

16. Schedules.

(a) As of the Amendment No. 6 Schedule Delivery Date, the existing Schedules 1, 1A, 1B, 7.1(b), 7.3(c), 7.13, and 7.19 to the Credit Agreement are deleted in their entirety and replaced with corresponding schedules delivered on such date.

(b) With respect to any representations made with respect to the schedules delivered pursuant to this Amendment No. 6, any reference to the “Closing Date” in such representations shall be deemed to refer to the Amendment No. 6 Schedule Delivery Date.

17. Waiver respecting Financial Covenants and Related Definitions; Limited Waiver respecting Cross Default with the Senior Notes.

(a) The Lenders hereby waive any Default or Event of Default under Sections 14.1(c) and (e) of the Credit Agreement relating to or arising from (i) the Borrower’s misinterpretations of the definitions used in determining the financial covenants set forth in Article 10 of the Credit Agreement that may have occurred prior to the Amendment No. 6 Effective Date due to any inconsistency of such interpretations with the requirements of the Credit Agreement and (ii) the Borrower’s failure to comply prior to the Amendment No. 6 Effective Date with the $1,000,000 limitation set forth in Section 9.1(g) of the Credit Agreement.

(b) The Lenders hereby waive any Default or Event of Default under Sections 14.1(e) and (f) of the Credit Agreement (i) relating to or arising from any default or event of default occurring on or prior to the Amendment No. 6 Effective Date under any Indebtedness covered by Section 14.1(f), and (ii) relating to or arising from any default or event of default occurring under documents governing the Senior Notes after the Amendment No. 6 Effective Date and prior to the date the Senior Notes are paid in full and arising as a result of the failure of (A) the Trust to timely file its Form 10-Q with the SEC or (B) FPLP to be in compliance with its financial covenant or reporting obligations thereunder with respect to the fiscal quarter ended March 31, 2012.

(c) Each of the Lenders executing this Amendment hereby waives any claim to increased or additional interest that may have accrued and been owing by the Borrower’s prior to the Amendment No. 6 Effective Date as a result of any event described in clauses (a) or (b) above, including as a result of the Lenders’ ability to have elected to charge the Borrower’s default rate interest or as a result of any increase in the Applicable Margin that may have applied had the financial covenant calculations not been prepared based on certain misinterpretations as set forth above.

(d) The waivers set forth in Sections 17(a), 17(b) and 17(c) shall be effective with respect to the applicable Default or Event of Default, if any, as of the date that such Default or Event of Default occurred.

(e) The waivers set forth in Sections 17(a), 17(b) and 17(c) of this Amendment are limited strictly to the matters and periods, as applicable, specified therein and shall not extend to or affect any of the Borrower’s other obligations contained in the Credit Agreement or any Loan Document, and no other waiver is hereby implied or intended.

ARTICLE II

CONDITIONS PRECEDENT TO AMENDMENT AND CONSENT

The Lenders’ agreement herein to amend the Credit Agreement and provide the waiver hereunder as of the Amendment No. 6 Effective Date is subject to the fulfillment to the satisfaction of the Lenders of the following conditions precedent on or prior to such date:

1. The Borrower shall have executed and delivered (or caused to be delivered) to the Agent a counterpart of this Amendment;

2. The Guarantor and each Subsidiary Guarantor shall have acknowledged and consented to the provisions of this Amendment;

3. The Agent and the Majority Lenders shall have executed this Amendment;

4. The representations and warranties of the Borrower and the Guarantor set forth herein shall be true and correct;

5. The Borrower shall have furnished to the Agent and the Lenders a pro forma Compliance Certificate (such Compliance Certificate to be substantially in the form attached hereto as Annex 1) evidencing compliance with the covenants set forth in Article 10 of the Credit Agreement for the four (4) fiscal quarters ending March 31, 2012 after giving effect to the terms of this Amendment (the Agent and the Lenders hereby acknowledge, in reliance upon Section 6 of Article I of this Amendment, that such Compliance Certificate and the preliminary financial statements of the Trust for the fiscal quarter ended March 31, 2012 on which it is based are currently under review by the Accountants and are subject to further revision prior to the filing by the Trust of its Form 10-Q for the fiscal quarter ended March 31, 2012);

6. In consideration of the amendments contained herein, the Borrower shall have paid to the Agent a fee for the benefit of each of the Lenders executing this Amendment in an amount equal to twenty (20) basis points of each such Lender’s Commitment, along with, to the Agent, the reasonable fees, charges and disbursements of Agent’s counsel in connection with the preparation hereof, or satisfactory arrangements therefor shall have been made; and

7. The Agent shall have received such other documentation and information as it may reasonably require, all of which shall be in form and substance satisfactory to the Agent, including, without limitation, such items set forth in the closing agenda provided by counsel to Agent to the Borrower in connection with this Amendment.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each of the Borrower, the Guarantor and the Subsidiary Guarantors hereby represents and warrants to you as follows:

1. Representations and Warranties. Each of the representations and warranties made by such Borrower, the Guarantor and such Subsidiary Guarantor, as applicable, to the Agent and the Lenders in this Amendment, the Credit Agreement and other Loan Documents, as applicable, was true, correct and complete when made and is true, correct and complete on and as of the Amendment No. 6 Effective Date with the same full force and effect as if each of such representations and warranties had been made by the Borrower, the Guarantor or such Subsidiary Guarantor, as applicable on the Amendment No. 6 Effective Date and in this Amendment, in each case after giving effect to this Amendment, except to the extent that such representations and warranties relate solely to a prior date, in which case such representations and warranties shall be true, correct and complete on and as of the date when made.

2. Prior Financial Covenant Calculations. Any misinterpretations by the Borrower of the definitions used in determining the financial covenants set forth in Article 10 of the Credit Agreement were misinterpretations made in good faith.

3. No Defaults or Events of Default. After giving effect to this Amendment, no Default or Event of Default exists on the Amendment No. 6 Effective Date, and no condition exists on the date hereof which would, with notice or the lapse of time, or both, constitute a Default or an Event of Default under the Credit Agreement.

4. No Material Adverse Change. There has been no material adverse change in the business, assets, operations, condition (financial or otherwise) or properties of the Trust, FPLP or, taken as a whole, the Potomac Group since December 31, 2011 or, as of the Amendment No. 6 Effective Date, in the facts and information regarding the Trust, FPLP or, taken as a whole, the Potomac Group as most recently provided to the Agent and the Lenders.

5. Binding Effect of Documents. This Amendment has been duly authorized, executed and delivered to you by such Borrower, the Guarantor and such Subsidiary Guarantor and is in full force and effect as of the date hereof, and the agreements and obligations of each such Borrower, the Guarantor and such Subsidiary Guarantor contained herein and therein constitute the legal, valid and binding obligations of such Borrower, the Guarantor and such Subsidiary Guarantor, enforceable against such Borrower, the Guarantor and such Subsidiary Guarantor in accordance with their respective terms.

6. No Implied Waiver. Except as expressly set forth in this Amendment, this Amendment shall not, by implication or otherwise, limit, impair, constitute a waiver of or otherwise affect any rights or remedies of the Agent or the Lenders under the Credit Agreement or the other Loan Documents, nor alter, modify, amend or in any way affect any of the terms, obligations or covenants contained in the Credit Agreement or the Loan Documents, all of which shall continue in full force and effect. Nothing in this Amendment shall be construed to imply any willingness on the part of the Agent or the Lenders to grant any similar or future consent or waiver of any of the terms and conditions of the Credit Agreement or the other Loan Documents.

ARTICLE IV

MISCELLANEOUS

This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of which together shall constitute one instrument. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. Except to the extent specifically amended and supplemented hereby, all of the terms, conditions and provisions of the Credit Agreement and each of the other Loan Documents shall otherwise remain unmodified, and the Credit Agreement and each of the other Loan Documents, as amended and supplemented by this Amendment, are confirmed as being in full force and effect, and the Borrower, the Guarantor and the Subsidiary Guarantors hereby ratifies and confirms all of its agreements and obligations contained therein, as applicable. This Amendment is a contract under the laws of the State of New York and shall for all purposes be construed in accordance with and governed by the laws of such State (excluding the laws applicable to conflicts or choice of law). The provisions of this Amendment are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Amendment in any jurisdiction.

[Remainder of page intentionally left blank.]

If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this Amendment, whereupon this Amendment, as so accepted by you, shall become a binding agreement between you and the undersigned.

Very truly yours,

FIRST POTOMAC REALTY INVESTMENT LIMITED PARTNERSHIP

By:	First Potomac Realty Trust
Its General Partner

By:	/s/ Douglas Donatelli
Name: Douglas Donatelli
Title: Chief Executive Officer

CONSENT OF GUARANTOR

FIRST POTOMAC REALTY TRUST (the “Guarantor”) has guaranteed the Obligations (as defined in the Guaranty by the Guarantor in favor of the Lenders and the Agent, dated as of August 7, 2007 (the “Guaranty”). By executing this consent, the Guarantor hereby absolutely and unconditionally reaffirms to the Agent and the Lenders that the Guarantor’s Guaranty and the Obligations remain in full force and effect. In addition, the Guarantor hereby acknowledges and agrees to the terms and conditions of this Amendment and the Credit Agreement as amended hereby (including, without limitation, the making of the representations and warranties and the performance of the covenants applicable to it herein or therein).

GUARANTOR:

FIRST POTOMAC REALTY TRUST

By:	/s/ Douglas Donatelli
Douglas Donatelli, Chief Executive Officer

CONSENT OF SUBSIDIARY GUARANTORS

Each of the Subsidiary Guarantors (as defined in the Credit Agreement) has guaranteed the Obligations (as defined in the Subsidiary Guaranty) (as defined in the Credit Agreement). By executing this consent, each of the Subsidiary Guarantors hereby absolutely and unconditionally reaffirms to the Agent and the Lenders that such Subsidiary Guarantor’s Subsidiary Guaranty and the Obligations remain in full force and effect. In addition, each of the Subsidiary Guarantors hereby acknowledges and agrees to the terms and conditions of this Amendment and the Credit Agreement as amended hereby (including, without limitation, the making of the representations and warranties and the performance of the covenants applicable to it herein or therein).

[Remainder of page intentionally left blank; signature appears on following page.]

SUBSIDIARY GUARANTORS:

FP AIRPARK AB, LLC, a Virginia limited liability company

KRISTINA WAY INVESTMENTS LLC, a Delaware limited liability company

FP CHESTERFIELD ABEF, LLC, a Virginia limited liability company

FP CHESTERFIELD CDGH, LLC, a Virginia limited liability company

FPR HOLDINGS LIMITED PARTNERSHIP, a Delaware limited liability company

FP HANOVER C, LLC, a Virginia limited liability company

FP HANOVER D, LLC, a Virginia limited liability company

FP PROSPERITY, LLC, a Virginia limited liability company

COLUMBIA HOLDINGS ASSOCIATES LLC, a Delaware limited liability company

RUMSEY/SNOWDEN INVESTMENT LLC, a Delaware limited liability company

RUMSEY/SNOWDEN HOLDING LLC, a Delaware limited liability company

SNOWDEN FIRST LLC, a Delaware limited liability company

FP GATEWAY CENTER, LLC, a Maryland limited liability company

GLENN DALE BUSINESS CENTER, L.L.C., a Maryland limited liability company

FP GUDE, LLC, a Maryland limited liability company

FP GUDE MANAGER, LLC, a Delaware limited liability company

FP PROPERTIES II, LLC, a Maryland limited liability company

By:	First Potomac Realty Investment Limited Partnership, a Delaware limited partnership, in its capacity as sole member, sole general partner or the direct or indirect holder of all ownership interests in the sole member or sole general partner of each of the above-listed entities

	By:	First Potomac Realty Trust, a Maryland real estate investment trust, its sole general partner

		By:	/s/ Douglas Donatelli
Name: Douglas Donatelli
Title: Chief Executive Officer

ACCEPTED AND AGREED

AS OF THE 10th DAY OF MAY,

2012:

KEYBANK NATIONAL ASSOCIATION, as a Lender and as Agent

By:	/s/ John C. Scott
Name: John C. Scott
Title: Vice President

Annex I

Form of Compliance Certificate

COMPLIANCE CERTIFICATE

Dated: May [            ], 2012

Reference is hereby made to that certain Secured Term Loan Agreement dated as of August 7, 2007, among First Potomac Realty Investment Limited Partnership (the “Borrower” or “FPLP”), First Potomac Realty Trust (“Guarantor”), the Subsidiary Guarantors (as defined therein), KeyBank National Association, individually and as Administrative Agent, and certain other parties (as the same may now or hereafter be amended from time to time, the “Credit Agreement”). Unless otherwise defined herein, the terms used in this Compliance Certificate and Schedule 1 hereto have the meanings ascribed to such terms in the Credit Agreement.

This Compliance Certificate is submitted pursuant to the following sections of the Credit Agreement:

☐	Section 8.4(e) (accompanying financial statements)

☐	Section 8.13(a) (in connection with removal of Eligible Borrowing Base Property)

☐	Section 8.13(a) (in connection with the addition of Real Estate Asset to Borrowing Base Pool)

☐	Section 9.2(a) (in connection with granting a mortgage on an Eligible Borrowing Base Property or Real Estate Asset)

☐	Section 9.4(b) (in connection with Sales or Indebtedness Liens)

☐	Section 14.1 (in connection with default cure)

☒	Other (Section 28- in connection with an Amendment)

The undersigned HEREBY CERTIFIES THAT:

I am the chief executive officer of the Borrower, Guarantor and the Subsidiary Guarantors, and I am authorized by each such entity to execute and deliver this Compliance Certificate on its behalf.

All of the real property comprising “Eligible Borrowing Base Properties” within the meaning of Section 1.1 of the Credit Agreement is listed on Annex 1 to Schedule 1 attached hereto. The status of each property listed on Annex 1 has been reviewed by me and/or by employees or agents under my immediate supervision. Based upon such review, I hereby certify that each property listed on Annex 1:

(a)	is a Permitted Property;

1

(b)	is not the subject of a Disqualifying Environmental Event or Disqualifying Structural Event;

(c)	is owned in fee simple by the Borrower or a Subsidiary Guarantor;

(d)	is not subject to any Liens (other than Permitted Liens) or any material title, survey or similar defect;

(e)	if owned by any Subsidiary Guarantor, the Equity Interests of such Subsidiary Guarantor are not subject to any Lien in favor of any Person other than Agent and Lenders; and

(f)	is not subject to any material default or event of default under any Property Level Loan Documents.

Accompanying this Compliance Certificate are consolidated preliminary financial statements of the Guarantor, the Borrower and their respective Subsidiaries for the fiscal quarter ended March 31, 2012 (the “Financial Statements”). Such Financial Statements were prepared in good faith, and, to the best knowledge of the principal financial officers and principal accounting officers of the Borrower, the information contained in the Financial Statements is complete and correct in all material respects and fairly presents, in all material respects, in accordance with GAAP consistently applied throughout the period to which it applies, the financial position of the Borrower, Guarantor and the respective Subsidiary Guarantors as of the date thereof and the results of operations of the Borrower, Guarantor and the respective Subsidiary Guarantors for the period covered thereby. The foregoing is also delivered herewith for FPLP on a consolidated basis.

Schedule 1 hereto sets forth data and computations calculated on the basis of the Financial Statements evidencing compliance with the covenants contained in Section 10 of the Credit Agreement and certain other calculations (the “Financial Covenants; Covenants Regarding Eligible Borrowing Base Properties”) as of the relevant date of determination (the “Determination Date”), all of which data and computations have been prepared in good faith, and, to the best knowledge of the principal financial officers and principal accounting officers of the Borrower, are true, complete and correct.

The activities of the Borrower, Guarantor, and the respective Subsidiary Guarantors during the period covered by the data and computations set forth in Schedule 1 have been reviewed by me and/or by employees or agents under my immediate supervision. Based upon such review, during such period, and as of the date of this Certificate, no Default or Event of Default has occurred and is continuing, except as specifically disclosed herein or as has been previously disclosed in writing to the Administrative Agent.

[remainder of page intentionally left blank]

2

IN WITNESS WHEREOF, the undersigned has affixed his signature below as of the day and year first written above.

FIRST POTOMAC REALTY INVESTMENT LIMITED PARTNERSHIP, for itself and as agent for each Subsidiary Guarantor

By:	First Potomac Realty Trust, its sole general partner

By:
Douglas Donatelli
Chief Executive Officer

Signature Page to Compliance Certificate — 2007 Secured Term Loan

SCHEDULE 1